Exhibit 10.8

ASPEN NEUROSCIENCE, INC.

2026 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Aspen Neuroscience, Inc., a Delaware corporation (the “Company”), has granted to the Participant an award (the “Award”) of certain units pursuant to the Aspen Neuroscience, Inc. 2026 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock. The Award is subject to all of the terms and conditions as set forth in this Notice of Grant of Restricted Stock Units (“Grant Notice”), and in the Plan and the Restricted Stock Units Agreement (“RSU Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the RSU Agreement both of which are available through the Company’s then-current electronic stock administration system (the “Equity Administration System”).

The blank fields below shall be deemed to come from the Company’s Equity Administration System, as follows:

Participant:	See Equity Administration System
Employee ID:	See Equity Administration System
Date of Grant:	See Equity Administration System
Total Number of Units:	See Equity Administration System
Settlement Date:	See Restricted Stock Units Agreement
Vesting Start Date:	See Equity Administration System
Vested Units:	See Equity Administration System

By Participant’s electronic acceptance of the Award via E*TRADE, Participant understands and agrees that the Award is governed by this Grant Notice, the provisions of the Plan and the RSU Agreement, both of which are attached hereto and made a part of this Grant Notice and which are available through the Company’s electronic capitalization system. Participant further acknowledges that the Plan prospectus is available through the Company’s electronic capitalization system.

By accepting this Award, Participant consents to receive this Grant Notice, the RSU Agreement, the Plan and any other Plan-related documents by electronic delivery and to participate in the Plan through E*TRADE or any other on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant represents that he or she has read and is familiar with the provisions of the Plan and the RSU Agreement. Participant acknowledges and agrees that this Grant Notice and the RSU Agreement may not be modified, amended or revised except in writing signed by Participant and a duly authorized officer of the Company.

Participant further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the RSU Agreement and the terms of the Plan, the terms of the Plan will control. Participant further acknowledges that this sets forth the entire understanding between Participant and the Company regarding equity compensation and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written agreement that would provide for vesting acceleration of the Award in certain circumstances, which has been reviewed and approved by the Board. For the avoidance of doubt, except as set forth in clause (iii) of this paragraph, the vesting provisions set forth in this Grant Notice and the accompanying RSU Agreement shall govern in all cases and shall not be superseded by the terms of any written agreement with the Participant.

The Participant hereby consents to receive electronically transmitted notices for any and all purposes under the Delaware General Corporation Law at the email address provided to the Company by accepting the Award via E*TRADE or as subsequently modified by written notice.

ASPEN NEUROSCIENCE, INC.	PARTICIPANT

EXECUTED VIA E*TRADE	EXECUTED VIA E*TRADE

ATTACHMENTS: 2026 Equity Incentive Plan and Restricted Stock Units Agreement